Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

                                Steven Tanner

                                Real Mex Restaurants, Inc.

                                Chief Financial Officer

                                (310) 513-7500

Steven.Tanner@RealMexRestaurants.com

REAL MEX RESTAURANTS, INC. ANNOUNCES

TERMINATION OF EXCHANGE OFFER

Long Beach, Calif. — May 4, 2005 — Real Mex Restaurants, Inc. announced today that it is terminating its exchange offer relating to its outstanding 10% Senior Secured Notes due 2010 (the “Notes”) effective immediately.  The exchange offer was previously scheduled to expire on May 10, 2005.

All Notes tendered pursuant to the exchange offer will be promptly returned to their holders.

This press release is for informational purposes only and is not intended to serve as a solicitation to buy securities or an offer to sell securities.

About Real Mex Restaurants

Headquartered in Long Beach, California, Real Mex Restaurants is the largest full-service, casual dining Mexican restaurant chain operator in the United States, with 164 restaurants in California and an additional 35 company-owned restaurants in twelve other states.  These include 70 El Torito Restaurants, 69 company-owned Chevys Fresh Mex Restaurants, 38 Acapulco Mexican Restaurants, 6 El Torito Grill Restaurants, 5 company-owned Fuzios Universal Pasta Restaurants, the Las Brisas Restaurant in Laguna Beach, and several regional restaurant concepts such as Who-Song & Larry’s, Casa Gallardo, El Paso Cantina, Keystone Grill and GuadalaHARRY’s.  Real Mex Restaurants is committed to the highest standards and is dedicated to serving the freshest Mexican food with excellent service in a clean, comfortable, and friendly environment.  For more information, please visit the company’s websites at www.eltorito.com, www.chevys.com or www.acapulcorestaurants.com.

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Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks and uncertainties that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Real Mex Restaurants, Inc. with the Securities and Exchange Commission. Many of the factors that will determine future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Real Mex Restaurants, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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